Exhibit 5.1

                       Kramer, Levin, Naftalis & Frankel
                          9 1 9 T H I R D A V E N U E
                           NEW YORK, N.Y. 10022 - 3852
                                (212) 715 - 9100

ARTHUR H. AUFSES III     Richard Marlin                  Sherwin Kamin
THOMAS D. BALLIETT       Thomas E. Molner                Arthur B. Kramer
JAY G. BARIS             Thomas H. Moreland              Maurice N. Nessen
SAUL E. BURIAN           Ellen R. Nadler                 Founding Partners
BARRY MICHAEL CASS       Gary P. Naftali                      Counsel
THOMAS E. CONSTANCE      Michael J. Nassa                     --------
MICHAEL J. DELL          Michael S. Nelson               Martin Balsam
KENNETH H. ECKSTEIN      Jay A. Neveloff                 Joshua M. Berman
CHARLOTTE M. FISCHMAN    Michael S.Oberman               Jules Buchwald
DAVID S. FRANKEL         Paul S. Pearlman                Rudolph De Winter
MARVIN E. FRANKEL        Susan J. Penry-Williams         Meyer Eisenberg
ALAN R. FRIEDMAN         Bruce Rabb                      Arthur D. Emil
CARL FRISCHLING          Allan E. Reznick                Maxwell M. Rabb
MARK J. HEADLEY          Scott S. Rosenblum              James Schreiber
ROBERT M. HELLER         Michele D. Ross                      Counsel
PHILIP S. KAUFMAN        Max J. Schwartz                      -------
PETER S. KOLEVZON        Mark B. Segall                  M. Frances Buchinsky
KENNETH P. KOPELMAN      Judith Singer                   Debora K. Grobman
MICHAEL PAUL KOROTKIN    Howard A. Sobel                 Christian S. Herzeca
KEVIN B. LEBLANG         Steven C. Todrys                Pinchas Mendelson
DAVID P. LEVIN           Jeffrey S. Trachtman            Lynn R. Saidenberg
EZRA G. LEVIN            D. Grant Vingoe                 Jonathan M. Wagner
LARRY M. LOEB            Harold P. Weinberger            Special Counsel
MONICA C. LORD           E. Lisk Wyckoff, Jr.                 -------
                                                               FAX
                                                         (212) 715-8000
                                                               ---
                                                     WRITER'S DIRECT NUMBER
                                                         (212)715-9100
                                                         -------------


                                 August 2, 1996

UC Television  Network Corp.
645 Fifth Avenue
East Wing
New York, New York  10022

          Re:      Registration Statement on Form S-3
                   ----------------------------------

Ladies and Gentlemen:

     We have acted as counsel to UC Television Network Corp., a Delaware corporation (the "Company"), in connection with the preparation and filing of the above-captioned Registration Statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), covering 10,823,046 shares (the "Shares") of common stock, par value $.001 per share (the "Common Stock"), of the Company. Of such Shares, (a) the Company is offering (i) 4,914,293 shares of Common Stock that are issuable upon the exercise of certain outstanding warrants (the "Warrants") included in units (the "Units") sold by the Company to certain accredited investors (collectively, the "Private Placement Securityholders"), (ii) 491,428 shares of Common Stock issuable upon exercise by Barington Capital Group, L.P. ("Barington") of an option, dated April 26, 1996, to purchase 3.44 Units from the Company (the "Unit Purchase Option") and (iii) 491,428 shares of Common Stock issuable to Barington upon exercise of the Warrants issuable upon exercise of the Unit Purchase Option, (b) the Private Placement Securityholders are offering 4,914,293 shares of Common Stock included in the Units and (c) the Roberts Family Trust of 1991 (the "Trust") is offering 11,604 shares of Common Stock.

KRAMER, LEVIN, NAFTALIS & FRANKEL

UC Television Network Corp.
August 2, 1996
Page 2


The Private Placement Securityholders and the Trust are hereinafter collectively referred to as the "Selling Securityholders".

     As such counsel, we have examined such corporate records, certificates and other documents and such questions of law as we have considered necessary or appropriate for the purposes of this opinion. In rendering this opinion, we have
(a) assumed (i) the genuineness of all signatures on all documents examined by us, (ii) the authenticity of all documents submitted to us as originals, and
(iii) the conformity to original documents of all documents submitted to us as photostatic or conformed copies and the authenticity of the originals of such copies; and (b) relied on (i) certificates of public officials and (ii) as to matters of fact, statements and certificates of officers of the Company.

     We are attorneys admitted to the Bar of the State of New York, and we express no opinion as to the laws of any other jurisdiction other than the laws of the United States of America and the General Corporation Law of the State of Delaware.

     Based upon the foregoing, we are of the opinion that the shares of Common Stock being offered by the Company and the Selling Securityholders have been validly authorized and, when issued and sold in accordance with the terms and conditions described in the prospectus forming a part of the Registration Statement (the "Prospectus"), will be validly issued, fully-paid and non-assessable shares of Common Stock of the Company; and


     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the heading "Legal Matters" in the Prospectus. In giving this consent, we do not thereby concede that we are within the category of persons whose consent is required under
Section 7 of the Securities Act or the rules and regulations promulgated thereunder.

                                        Very truly yours,


                                        /s/ Kramer, Levin, Naftalis & Frankel
                                        -------------------------------------
                                        KRAMER, LEVIN, NAFTALIS & FRANKEL